EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Current Report (Form 8-K) of our report dated February 28, 1997, with respect to the consolidated financial statements of Financial Trust Corp and subsidiaries for the year ended December 31, 1996 included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.



                                          Beard & Company, Inc.



Reading, Pennsylvania
June 10, 1997
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